                                                         Exhibit No. EX-23.h.1.a

                                    EXHIBIT C
                        GARTMORE VARIABLE INSURANCE TRUST
                Fund Administration and Transfer Agency Agreement

                                  Fee Schedule

                             Effective May 1, 2007*

Fees

The Trust shall pay fees to the  Administrator  and Transfer Agent, as set forth in the schedule  directly below,  for the provision of services  covered by this
Agreement.  Fees will be computed  daily and  payable  monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including,  but not limited to, the cost of the pricing services that the Administrator utilizes) reasonably incurred by the  Administrator  and the Transfer Agent in providing  services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Transfer Agent.

                                            Aggregate+ Fee as a
         Trust Asset Level#                 Percentage of Net Assets
         Up to $1 billion                   0.15%
         $1 billion up to $3 billion        0.10%
         $3 billion up to $8 billion        0.05%
         $8 billion up to $10 billion       0.04%
         $10 billion up to $12 billion      0.02%
         $12 billion or more                0.01%

          +    Includes fund administration and transfer agency services.

          #    The  assets  of  each of the  GVIT  Investor  Destinations  Funds
               (listed  below) are excluded from the Trust asset level amount in order to calculate this  asset-based fee for the Trust.  The GVIT
               Investor Destinations Funds do not pay any part of this fee.

Funds of the Trust

Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund)
Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund (formerly Money Market Fund)
Gartmore GVIT Money Market Fund II (formerly Gartmore GVIT Money Market Fund II)
J.P.  Morgan GVIT  Balanced  Fund  (formerly  Nationwide  Balanced Fund and J.P.
  Morgan NSAT Balanced Fund)
Van Kampen GVIT Comstock  Value Fund  (formerly  Nationwide  Equity Income Fund,
  Federated NSAT Equity Income Fund and Federated GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
  Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund (formerly  Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund)
Van Kampen GVIT Multi Sector Bond Fund  (formerly  Nationwide  Multi Sector Bond
  Fund, MAS NSAT Multi Sector Bond Fund and MAS GVIT Multi Sector Bond Fund)
GVIT Small Cap Value Fund (formerly Nationwide GVIT Small Cap Value Fund)
GVIT Mid Cap Index Fund  (formerly  Dreyfus GVIT Mid Cap Index Fund,  Nationwide
  Mid Cap Index Fund and Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
  Fund and Nationwide Cap Small Growth Fund)
Gartmore GVIT Mid Cap Growth Fund (formerly  Nationwide  Strategic  Growth Fund,
  Strong NSAT Mid Cap Growth Fund and Strong GVIT Mid Cap Growth Fund)
GVIT Small Company Fund (formerly Nationwide Small Company Fund) +
Gartmore GVIT Global  Technology and  Communications  Fund (formerly  Nationwide
  Global Technology and Communications Fund II and Gartmore GVIT Global Technology
  and Communications Fund)
Gartmore GVIT Global Health Sciences Fund (formerly  Gartmore NSAT Global Health
  Sciences Fund)
Gartmore GVIT Emerging  Markets Fund  (formerly  Gartmore NSAT Emerging  Markets
  Fund)
Gartmore GVIT  International  Growth Fund (formerly  Gartmore NSAT International
  Growth Fund)
Gartmore GVIT U.S.  Growth  Leaders Fund  (formerly  Gartmore GVIT U.S.  Leaders
  Fund)
Gartmore GVIT Global Financial Services Fund
Gartmore GVIT Global Utilities Fund
Gartmore GVIT Investor Destinations Aggressive Fund
         (formerly NSAT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund
   (formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund
         (formerly NSAT Investor Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund
         (formerly NSAT Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund
         (formerly NSAT Investor Destinations Conservative Fund)
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Micro Cap Equity Fund
GVIT International Value Fund (formerly Dreyfus GVIT International Value Fund)
GVIT S&P 500 Index Fund
Gartmore GVIT Developing Markets Fund
American Funds GVIT Growth Fund
American Funds GVIT Global Growth Fund
American Funds Asset Allocation Fund
American Funds GVIT Bond Fund
American Funds GVIT Growth and Income Fund
GVIT Enhanced Income Fund
GVIT Bond Index Fund
GVIT Small Cap Index Fund
GVIT International Index Fund

*    As most recently  approved at the December 7, 2006 Board Meeting to add the
     American Funds GVIT Growth and Income Fund.
_______________________

+    This Fund's maximum aggregate fee is as follows:

   Fund Asset Level                 Fee as a Percentage of Net Assets
   Up to $250 million                            0.08%
   $250 million up to $1 billion                 0.06%
   $1 billion or more                            0.05%